Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT
MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH
EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

FY24 Incentive Compensation Plan (ICP)

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Team,

Following approval from the Board, I wish to share with you information regarding the FY24 Incentive Compensation Plan (ICP). This information is strictly confidential as it contains sensitive information regarding the Company.

FY24 is a pivotal year for Keypath. To continue being a leading, growing and soon, profitable company, we must remain focussed on our three Keystones - Optimize our Base, Grow in Healthcare & Expand in APAC. We are well placed to accomplish adjusted EBITDA profitability from H2 FY 2024, however it relies on each of us to collaborate and commit to the achievement of our FY24 OKRs.

There are no changes to the ICP design for FY24.

Target achievement of Global Revenue metric is U$[***] million, and Global Adjusted EBITDA Target achievement is U$([***]) million. More details regarding minimum (entry) achievement and overachievement are outlined in the table below. ICP payments on the financial metrics will only be made if Global Revenue is equal to or greater than U$[***] million (95% of Budgeted Revenue).

Your ICP is an important part of your Total Remuneration, so it is critical that you read the attached ICP Plan rules. Details regarding the target value of your FY24 ICP are in your profile on Bob (go to your profile > ‘Payroll’). The ICP Plan rules can also be found in your documents folder on Bob for your reference throughout the year.

BONUS CRITERIA	Weighting	Criteria - in 000s of USD
		Entry	Target	O.A.
Metric 1 - Global Revenue Total Global Revenue Attainment in USD, constant currency basis	40%	$[***]	$[***]	$[***]
Metric 2 – Global Adjusted EBITDA Total Global Adjusted EBITDA Attainment in USD, constant currency basis	40%	($[***])	($[***])	($[***])
Metric 3 – Personal Performance Measured through your personal performance achievement against your OKR’s (what), values & behaviors (how) and any high-impact, value creation initiatives delivered.	20%	Dependent on personal performance
	100%
ICP Gate Opener = Global Revenue Threshold U$[***] (95% of Budgeted Revenue)

I look forward to working together for another strong year as we unlock greatness for our students, our partners, our people and our business.

Steve Fireng

Global Chief Executive Officer

Transform education, transform the world.	Keypath Education US | UK | Canada | Australia | Malaysia

FY24 Incentive Compensation Plan (ICP) Plan Rules

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FY24 ICP Plan rules:

●	ICP amounts will be based upon actual results achieved during the fiscal year ending June 30, 2024, calculated on a constant currency basis.

●	All amounts shall be determined in accordance with US GAAP and are subject to approval by the Board of Directors; Payout will be made as soon as possible following the issuance of final audited financials (anticipated to be in September 2024).

●	Attainment of, or above, the ICP Gate Opener must be achieved for the Global Revenue, or the Global Adjusted EBITDA elements to be paid for any bonus eligible employee.

●	Attainment of, or above, the Entry criteria must be achieved for the Global Revenue, or the Global Adjusted EBITDA elements to be paid for any bonus eligible employee. Any payout for the MBO component would be dependent on your personal performance achievement against your OKRs (what), values & behaviours (how) and any high-impact, value creation initiatives delivered.

●	The payout amount for the Revenue and Adjusted EBITDA components is determined by a straight line interpolation method between Entry, which corresponds to 50% of the target payout, and Target, which corresponds to 100% of the target payout. Likewise, the overachievement amount is determined by a straight line interpolation method between Target payout and the overachievement cap (“the OA Cap”), which corresponds to 200% of the target payout.

●	There is no overachievement opportunity for MBOs; For example, an employee with a 10% bonus target has the potential to overachieve to a maximum of 18% bonus payout.

●	MBOs may be weighted and achievement will be assessed for each individual MBO.

●	Your ICP payment will be calculated as follows:

o	Annual Base salary, multiplied by your ICP %, multiplied by Business and MBO achievement.

o	Should your annual base salary, or ICP target bonus % change throughout the year, your ICP payment will be pro-rated for the applicable periods.

●	ICP payments will be less any periods of unpaid leave greater than 5 business days throughout the financial year. If you have taken unpaid leave of greater than 5 business days, your ICP payment will be calculated on your actual salary paid.

●	If not bonus eligible for the entire fiscal year, a pro-rated calculation will be made.

●	The ICP recipient must be an employee at the time of payout to earn a bonus hereunder.